UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) October 23, 2020 (October 20, 2020)

SUMMIT WIRELESS TECHNOLOGIES, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-38608	30-1135279
(State or other jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

6840 Via Del Oro Ste. 280 San Jose, CA	95119
(Address of registrant’s principal executive office)	(Zip code)

(408) 627-4716

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

 Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001 per share	WISA	The Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934.

Emerging growth company    ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On October 20, 2020, the Company held its 2020 Annual Meeting of Stockholders (the “Annual Meeting”), at which, among other things, the stockholders of Summit Wireless Technologies, Inc. (the “Company”) approved the adoption of the Company’s 2020 Stock Incentive Plan (the “2020 Plan”) and the reservation of an aggregate of 650,000 shares of the Company’s common stock, par value $0.0001 per share (“Common Stock”), authorized for issuance under the 2020 Plan. The 2020 Plan authorizes the grant of equity-based compensation to the Company’s senior managers, employees, directors, consultants, professionals and service providers in the form of stock options, restricted stock and restricted stock units (each, an “RSU” and collectively, the “RSUs”).

As previously disclosed in the Company’s Current Report on Form 8-K filed with the U.S. Securities and Exchange Commission (“SEC”) on July 27, 2020, the 2020 Plan was unanimously approved by the Compensation Committee of the Board and the Company granted, subject to stockholder approval of the 2020 Plan at the Annual Meeting, an aggregate of 237,824 RSUs under the 2020 Plan (collectively the “2020 RSU Grants”) to the following executives officers of the Company: (i) to Brett Moyer, the Company’s President, Chief Executive Officer and Chairman of the Board, 145,000 RSUs; (ii) to George Oliva, the Company’s Chief Financial Officer, 61,824 RSUs; and (iii) to Gary Williams, the Company’s Chief Accounting Officer and VP of Finance, 31,000 RSUs.

Each of the 2020 RSU Grants are scheduled to vest on the first, second, and third anniversaries of August 15, 2020, so long as such executive officer remains in service of the Company on each such anniversary. Each RSU represents the right to receive one share of Common Stock under the 2020 Plan.

The foregoing description of the 2020 Plan is not complete and is qualified in its entirety by reference to the full text of the 2020 Plan, a copy of which is attached as Appendix A to the Company’s Definitive Proxy Statement on Schedule 14A (the “Proxy Statement”) for the Annual Meeting, which was filed with the SEC on September 11, 2020 and first mailed to the Company’s stockholders on or about September 18, 2020.

Item 5.07	Submission of Matters to a Vote of Security Holders.

The Company held its Annual Meeting on October 20, 2020. Set forth below are the three proposals that were voted on at the Annual Meeting and the stockholder votes on each such proposal, as certified by the inspector of elections for the Annual Meeting. These proposals are described in further detail in the Proxy Statement.

As of the close of business on September 10, 2020, the record date for the Annual Meeting, there were an aggregate of 8,072,375 shares of Common Stock and the Company’s Series A 8% Senior Convertible Preferred Stock, par value $0.0001 per share, on an as converted basis (together, the “Voting Capital Stock”) issued, outstanding and entitled to vote. Stockholders holding an aggregate of 5,044,666 shares of Voting Capital Stock were present at the Annual Meeting, in person or represented by proxy, which number constituted a quorum.

Proposal 1 – The eight nominees named in the Proxy Statement were elected to serve as directors until the Company’s 2021 Annual Meeting of Stockholders and until their successors are elected and qualified or until their earlier resignation or removal. The final voting results with respect to the election of each such nominee were as follows:

Nominee	For	Withheld	Broker Non-Votes
Brett Moyer	1,685,522	48,849	3,310,295
Jonathan Gazdak	1,683,278	51,093	3,310,295
Dr. Jeffrey M. Gilbert	1,685,849	48,522	3,310,295
Helge Kristensen	1,677,889	56,482	3,310,295
Michael Howse	1,680,350	54,021	3,310,295
Lisa Cummins	1,677,387	56,984	3,310,295
Robert Tobias	1,683,154	51,217	3,310,295
Sriram Peruvemba	1,682,350	52,021	3,310,295

Proposal 2 – The appointment of BPM LLP as the independent registered public accounting firm of the Company for the fiscal year ending December 31, 2020 was ratified by the Company’s stockholders at the Annual Meeting. The final voting results were as follows:

For	Against	Abstain
4,947,758	54,296	42,612

There were no broker non-votes for the second proposal.

Proposal 3 – The adoption of the 2020 Plan was approved by the Company’s stockholders at the Annual Meeting. The final voting results were as follows:

For	Against	Abstain
1,488,586	217,772	28,013

There were 3,310,295 broker non-votes for the third proposal.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: October 23, 2020	SUMMIT WIRELESS TECHNOLOGIES, INC.

	By:	/s/ Brett Moyer
Name: Brett Moyer Title: Chief Executive Officer